For the annual period ended July 31, 2003
File number 811-09439

					SUB-ITEM 77-0

					EXHIBITS

		Transactions Effected Pursuant to Rule 10f-3

I.   Strategic Partners Small Cap Growth Fund (JP Morgan Fleming segment)

1.   Name of Issuer
	Hilb Rogal & Hamilton Co.

2.   Date of Purchase
	11/07/2002

3.   Number of Securities Purchased
	1,300

4.   Dollar Amount of Purchase
	$49,530

5.   Price Per Unit
	$38.10

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	Merrill Lynch

7.   Other Members of the Underwriting Syndicate
	  See Exhibit A

EXHIBIT A

UNDERWRITER



B
a
n
c

o
f

A
m
e
r
i
c
a

S
e
c
u
r
i
t
i
e
s
M
e
r
r
i
l
l

L
y
n
c
h
M
o
r
g
a
n

S
t
a
n
l
e
y

&

C
o
S
a
n
d
l
e
r
,

O
'
N
e
i
l

&

P
a
r
t
n
e
r
s
S
t
e
p
h
e
n
s

I
n
c
..
C
o
c
h
r
a
n
,

C
a
r
o
n
i
a

S
e
c
u
r
i
t
i
e
s
D
a
v
e
n
p
o
r
t

&

C
o
m
p
a
n
y
F
e
r
r
i
s
,

B
a
k
e
r

W
a
t
t
s

I
n
c
..
J
a
n
n
e
y

M
o
n
t
g
o
m
e
r
y

S
c
o
t
t
K
e
e
f
e
,

B
r
u
y
e
t
t
e

&

W
o
o
d
s
L
e
g
g

M
a
s
o
n

W
o
o
d

W
a
l
k
e
r

I
n
c
..